UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2011

Date of Report (Date of earliest event reported)

RIVAL TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49900 (Commission File Number)	43-2114971 (IRS Employer Identification No.)

2360 Corporate Circle, Suite 400, Henderson, Nevada 89074

(Address of principal executive offices)

(702) 990-0884

(Registrant’s telephone number, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Complimentary Arrangements of Certain Officers

On February 15, 2011, Douglas B. Thomas resigned his positions of Director, President and Secretary/Treasurer of Rival Technologies, Inc. (the “Company”) to pursue other interests.

On February 15, 2011, the Company’s Board of Directors appointed Peter G. Matthews as Director to fill the vacancy on the Board of Directors and also appointed him as President, Chief Executive Officer and Secretary/Treasurer of the Company.   Mr. Matthews’ appointments were made pursuant to Paragraph 15(j) of the Senior Secured Convertible Note issued to Epsom Investment Services NV, a Nevis corporation (“Epsom”), and the resolution of the Board of Directors adopted on December 9, 2009, which granted Epsom the authority to select and appoint persons to serve as directors and officers of the Company.

Mr. Matthews is 56 years old and has 25 years experience as a securities lawyer, businessman and investor.  He has been appointed by the Company’s largest creditor to assist in commercial licensing of the Company’s TRU technology and refinancing the Company.  Mr. Matthews has been employed as President and Director of Myguide Internet AG during the past 5 years, and is resigning his position with Myguide in order to focus on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	RIVAL TECHNOLOGIES, INC. /s/ Peter G. Matthews Peter G. Matthews Chief Executive Officer